UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Ebix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ebix, Inc.
Five Concourse Parkway
Suite 114 Atlanta, GA 30328

October 21, 2011

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to the Annual Meeting of Stockholders of Ebix, Inc. to be held at 11:00 a.m., Eastern Standard Time, on December 2, 2011, at our Atlanta office, located at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328.

The business of the meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

Robin Raina
Chairman of the Board and Chief Executive Officer

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Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 114
ATLANTA, GA 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Ebix, Inc. will be held at our Atlanta office, located at Five Concourse Parkway, Suite 114 in Atlanta, GA, at 11:00 a.m., Eastern Standard Time, on December 2, 2011, and at any adjournments or postponements thereof, for the following purposes:

1.	To elect six directors to serve until the 2011 Annual Meeting or until their respective successors are elected and qualified.
2.	To ratify the appointment of Cherry Bekaert & Holland, LLP as our independent registered certified public accounting firm for the year ending December 31, 2011.
3.	To provide an advisory vote on the 2010 compensation plan of the Company’s named executive officers.
4.	To provide an advisory vote on the frequency with which an advisory vote on compensation for named executive officers should be submitted to stockholders (i.e. every one, two, or three years).
5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on October 5, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided or vote over the telephone or internet, as applicable.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and Chief Executive Officer

Dated: October 21, 2011

Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 114
ATLANTA, GA 30328
(678) 281-2020

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2011

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I being asked to review these materials?
A:	Ebix, Inc, also referred to herein as “Ebix,” the “Company” or “we” is providing these proxy materials to you in connection with the solicitation of proxies by Ebix Board of Directors for use at 2011 annual meeting of stockholders. The annual meeting will take place at our corporate headquarters located at Five Concourse Parkway, Suite 114 in Atlanta, GA, at 11:00 a.m., Eastern Standard Time on Friday, December 2, 2011. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.
Q:	Why am I being asked to review materials on-line?
A:	Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we are now furnishing proxy materials to many of our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice, by mail, you will not receive a printed copy of the proxy material unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice by mail but would rather receive a printed copy of our proxy materials, please follow the instructions included in the Notice. A Notice of availability of the annual report, proxy statement and proxy card is being mailed on or about October 21, 2011.
Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Our 2010 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the year ended December 31, 2010, is also being furnished with this proxy statement.
Q:	What does it mean if I received more than one proxy or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to ensure that all of your shares are voted.
Q:	What matters will Ebix stockholders vote on at the annual meeting?
A:	There are four proposals to be considered and voted on at the meeting. The proposals to be voted on are as follows:

Proposal 1 — to elect six directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

Proposal 2 — to ratify the appointment of Cherry Bekaert & Holland, LLP as our independent registered certified public accounting firm for the year ending December 31, 2010;

Proposal 3 — to provide an advisory vote on the 2010 compensation plan of the Company’s named executive officers; and

Proposal 4 — To provide an advisory vote on the frequency with which an advisory vote on compensation for named executive officers should be submitted to stockholders (i.e. every one, two, or three years);

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.

Q:	What are the Board’s voting recommendations?
A:	The Board of Directors recommends that you vote your shares as follows:

“FOR” each of the six nominees to the Board of Directors (Proposal 1);

“FOR” the ratification of the appointment of Cherry, Bekaert & Holland, LLP as our independent registered certified public accounting firm (Proposal 2);

“FOR” the approval of the 2010 executive compensation paid to our named officers (Proposal 3); and

“FOR” holding an advisory vote of stockholders on compensation paid to our named executive officers every year (Proposal 4).

Q:	Who is entitled to vote at the annual meeting?
A:	Each share of our common stock outstanding as of the close of business on October 5, 2011, the record date, is entitled to one vote at the annual meeting. As of the close of business on the record date, there were 36,998,135 shares of our common stock outstanding and entitled to vote. You are entitled to one vote per share of common stock held on the record date. These shares include shares that are (1) held of record directly in your name, including shares received through equity incentive plans, and (2) held for you in street name through a stockbroker, bank or other nominee.
Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A:	If your shares are registered in your name, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the annual meeting or vote by proxy on the proxy card included with these materials.

If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name. As the beneficial owner of these shares, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Since you are not the stockholder of record, you must request and receive a valid proxy from your broker, bank or another holder of record in order to vote these shares in person at the annual meeting.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?
A:	If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. Recent NASD Marketplace rule changes, to which your broker is subject, expand the list of matters on which many brokers are prohibited from voting shares held in street name without voting instructions from the beneficial owner. Under these new rules brokers are now prohibited from voting uninstructed shares for elections of directors, the compensation of our named executive officers or the frequency of the vote on compensation without instruction from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.
Q:	What are the quorum requirements for the meeting?
A:	The presence of holders having a majority of the outstanding shares constitutes a quorum. The shares may be presented in person or presented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?
A:	Since there are only six directors nominated for election to the Board of Directors and the election of directors is uncontested, the nominees will be elected by a plurality of the votes cast at a meeting where a quorum is present. This means that the director candidates that receive the most votes will be elected to fill the available seats on our Board of Directors.

The proposals with respect to executive compensation are “advisory” and not binding upon the Board of Directors.

The proposal to ratify the appointment of Cherry, Bekaert & Holland, LLP as our independent registered certified public accounting firm requires the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote.

Q:	What do I need to do now to vote at the meeting?
A:	Stockholders of record may vote their shares in any of four ways:
•	Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided;
•	Submitting a Proxy by Telephone: Submit a proxy for your shares by 11:59 p.m., Eastern Standard Time, on December 1, 2011; telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;
•	Submitting a Proxy by Internet: Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on December 1, 2011; or
•	Voting in Person: If you were registered as a stockholder on our books on October 5, 2011 or if you have a letter from your broker identifying you as a beneficial owner of our shares as of that date, you may vote in person by attending the 2011 annual meeting.

Street name holders may submit a proxy by telephone or the internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.

Q:	What happens if I abstain?
A:	Abstentions are counted as present at the meeting for purposes of determining whether there is a quorum but are not counted as votes cast.
Q:	Can I change my vote or revoke my proxy?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the meeting by:
•	delivering to BNY Mellon Shareowner Services a written notice, bearing a date later than the proxy, stating that you revoke the proxy;
•	submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the meeting; or
•	attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to Ebix, Inc. c/o BNY Mellon Shareowner Services at the following address: BNY Mellon Shareowner Services, P.O. Box 3500, South Hackensack, NJ 07606-9250, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling BNY Mellon Shareowner Services, Proxy Processing at 1-800-370-1163 (toll-free).

Q:	Will anyone contact me regarding this vote?
A:	We have retained BNY Mellon Shareowner Services to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from our stockholders. The fee for this firm’s services is estimated to be $5,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person but will not receive any additional compensation for these services. Following the original mailing of the proxy solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	Who has paid for this proxy solicitation?
A:	All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement will be borne by Ebix.
Q:	Where can I find the voting results of the annual meeting?
A:	We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Form 8-K that we expect to file within four business days after the meeting.
Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy material for our 2012 annual meeting of stockholders, your proposal must be received by our Corporate Secretary no later than June 18, 2012. We advise you to review our By-Laws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder making the proposal, each nominee and the proposal itself. Our By-Laws were filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Our public filings can be viewed by visiting our investor relations website at http://www.ebix.com. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at our principal executive office at Five Concourse Parkway, Suite 3200 in Atlanta, GA, Attention: Investor Relations.

PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS 1
THROUGH 4 BELOW.

PROPOSAL 1 — ELECTION OF DIRECTORS

Proposal and Required Vote

Proposal 1 is the election of six nominees to the Board of Directors. In accordance with our By-Laws, the number of directors constituting the entire Board of Directors is currently fixed between four and eight directors. The Governance and Nominating Committee of the Board has recommended that all six of our current directors be nominated for re-election. If elected, each will hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.

The Board of Directors expects that all of the nominees will, if elected, be available to serve. If any nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

Our directors are elected by a plurality vote of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of its nominees for director named below.

Information concerning all director nominees appears below.

The “Areas of Relevant Experience” identifies each director’s experience and qualifications necessary to hold a position on our Board of Directors.

ROBIN RAINA, 45, has been a director at Ebix since 2000 and Chairman of the Board at Ebix since May 2002. Mr. Raina joined Ebix, Inc. in October 1997 as our Vice President — Professional Services and was promoted to Senior Vice President — Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999, Chief Executive Officer effective September 23, 1999 and Chairman in May 2002. Mr. Raina holds an industrial engineering degree from Thapar University in Punjab, India.

Areas of Relevant Experience.  Mr. Raina’s strategic direction for the Company and implementation of such direction has proven instrumental for the Company’s turnaround and growth.

HANS U. BENZ, 65, has been a director at Ebix since 2005. From 2001 to 2005 Mr. Benz was President of the holding of the Bison Group, a Swiss corporation that develops and implements process oriented business solution software in Europe. Prior to this position and from 1995 to 2001 he was President of a Swiss banking software development company belonging to the UBS Group. Previously Mr. Benz was with the private bank of Coutts & Co., Zürich as Senior Vice President and was also head of their global IT organization as a part of their larger worldwide NatWest IT organization. His former business experience extends from wholesale and retail industry to the Swiss private insurance industry as founding partner in a national data center.

Areas of Relevant Experience.  Mr. Benz’s former business experience extends from wholesale and retail industry to the Swiss private insurance industry as founding partner in a national data center. He has extensive experience in the software ERP and finance sectors, international marketing, strategic planning, IT planning, executive compensation, and defining strategic vision.

PAVAN BHALLA, 48, has been a director since June 2004. He is currently the Executive Vice President and India Managing Director at Aon Hewitt Corporation. Prior to this role, he was the Executive Vice President, Chief Financial Officer and Treasurer of Harris Interactive Inc., a position he held since October 2010. Prior to that, Mr. Bhalla served as Vice President of Finance for Hewitt Associates, and had been in this role since December 2008. Prior to his recent roles at Hewitt Associates and Harris Interactive,

Mr. Bhalla served as the Senior Vice President — Finance of MCI Inc., a global telecommunications company, and supervised the financial management of MCI’s domestic business units. Prior to joining MCI in August 2003, Mr. Bhalla spent more than seven years with BellSouth Corporation, a telecommunications company, serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance from 1999 to 2002 and Corporate Controller of BellSouth Cellular Corp. from 1997 to 1999. Mr. Bhalla holds a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Areas of Relevant Experience.  Mr. Bhalla has extensive hands on relevant experience in corporate finance and international business transactions.

NEIL D. ECKERT, 49, has been a director since 2005. Until August 2010, Neil was Chief Executive of Climate Exchange plc, an AIM listed company. From 1995 until April 2005, Mr. Eckert was Chief Executive of Brit Insurance Holdings PLC which is a UK and International insurance and reinsurance company. Mr. Eckert founded the company in 1995 as an Investment Trust listed on the London Stock Exchange. Neil served Brit as a Non Executive Director from April 2005 until May 2008. Mr. Eckert is also Non-Executive Chairman of Design Technology and Innovation Limited, a patenting and intellectual property company. Mr. Eckert is also Non-Executive Chairman of Aggregated Micro Power Ltd, a business that specializes in developing and investing in small scale alternative energy projects and technologies. Further, Mr. Eckert is Non-Executive Chairman of Trading Emissions Plc, an AIM listed company which is one of the world’s leading funds investing in emission reduction permits. Mr. Eckert also serves as director for Evofem Inc., an unlisted healthcare company in United States. During the past ten years Mr. Eckert has served as a director of the following companies: Titan (South West) Limited, TEP Asia Limited, Climate Corporate Advisory Services Limited, Insurance Futures Exchange Services Limited, and Whetstone Properties Limited.

Areas of Relevant Experience.  Mr. Eckert has an extensive background with experience of operating as the CEO of two different public companies and has executive experience in strategic planning, hands-on understanding of insurance industry, sales and marketing, corporate finance, executive compensation and international matters.

ROLF HERTER, 48, has been a director since 2005. Mr. Herter is the managing partner of Streichenberg, Attorneys at Law in Zurich, Switzerland. Streichenberg is a mid-sized commercial law firm, and Mr. Herter has been managing partner since 2004. Mr. Herter’s practice consists, among others, of representation for information technology companies, both private and publicly held. He has served on the board of directors of several companies and is currently serving as a member of the board of directors of IC Company’s Switzerland AG and Roccam Rocca Asset Management AG. He also serves as a supervisor of investments for several Swiss and German companies.

Areas of Relevant Experience.  Mr. Herter has extensive experience in the legal sector with expertise in managing multiple companies in terms of investments, capital structure, organization restructuring and governance, and with an expertise in European affairs.

HANS UELI KELLER, 59, has been a director since 2004. Mr. Keller has spent over 20 years with Zurich-based Credit Suisse, a global financial services company, serving as Executive Board Member from 1997 to 2000, head of retail banking from 1993 to 1996, and head of marketing from 1985 to 1992. He is presently also serving as Chairman of the Board of Engel & Voelkers Commercial, Switzerland.

Areas of Relevant Experience.  Mr. Keller has extensive executive experience in sales and marketing, corporate finance, strategic planning, executive compensation, and international distribution.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

Proposal 2 is to ratify the appointment of our independent registered certified public accounting firm. Based on the recommendation of our Audit Committee, the Board of Directors has appointed Cherry Bekaert & Holland, L.L.P., or CBH, as our independent registered certified public accounting firm for the fiscal year ending December 31, 2011. CBH has served as our independent registered certified public accounting firm since December 2008. A representative of CBH is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Our Bylaws do not require that the stockholders ratify the appointment of CBH as our independent auditors. However, we are submitting the appointment of CBH to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain CBH. Even if the appointment is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Ebix and our stockholders.

The ratification of the appointment of CBH as our independent registered certified public accounting firm for 2011 requires the affirmative vote of a majority of the votes cast.

The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Cherry Bekaert & Holland, L.L.P. as our independent registered certified public accounting firm for 2011.

Fees Paid to Our Independent Registered Certified Public Accounting Firm

The following table sets forth fees for all professional services rendered by CBH for the audit of our financial statements for 2009 and 2010 and fees billed for other services rendered by CBH:

Services Rendered by Cherry, Bekaert & Holland, LLP	2010	2009
Audit Fees(1)	$339,600	$343,250
Audit Related Fees	$165,346	$—
Tax Fees	$—	$—
All Other Fees(2)	$—	$60,000

(1)	Audit Fees include fees associated with the annual audit of our consolidated financial statements and review of our consolidated financial statements included in our periodic reports and other services related to SEC matters.
(2)	Fee for the research pertaining to the interpretation and treatment of a certain debt related put option.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services performed by our independent registered certified public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent registered certified public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed by CBH during fiscal years 2009 and 2010 were approved in accordance with this policy.

Change in Independent Registered Certified Public Accounting Firm

On December 12, 2008, the Company received notice from Habif, Arogeti & Wynne, LLP (“HAW”) of its decision not to stand for re-appointment as our independent registered public accountant for the fiscal year ending December 31, 2008. As a result, the client-auditor relationship between the Company and HAW ended. Prior to receiving HAW’s notification, the members of the Audit Committee had not approved a decision to reappoint HAW. The audit committee had been considering the possibility of engaging other independent registered public accounting firms, to explore reductions in the audit cost structure.

During the period HAW was retained as our independent registered public accounting firm, its audit reports on the financial statements of the Company including those for fiscal year ended December 31, 2007, and any subsequent interim period through the date the relationship with HAW ended, did not contain an adverse opinion or disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period of our engagement of HAW, there were no reportable events as defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, no disagreements with HAW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of HAW, would have caused HAW to make reference to the subject matter in connection with their opinion on our consolidated financial statements for such years.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal and Required Vote

Proposal 3 is to approve the compensation of our named executive officers, disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation discussion and analysis, compensation tables and narrative discussion. These are described in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” This proposal, commonly known as a “say on pay” proposal, is in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, which requires companies such as Ebix to include an advisory vote on executive compensation at certain shareholder meetings held on or after January 21, 2011. Additionally, once every six years companies are required to submit a nonbinding vote to stockholders to determine whether the aforementioned advisory vote on compensation should occur every one, two, or three years (the “frequency vote”). This proposal addresses the former requirement. The frequency vote is addressed in Proposal 4.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the compensation package of the Company’s Named Executive Officers (as identified in the Executive Compensation section of this Proxy Statement under the heading “Compensation Discussion and Analysis — Named Executive Officers” and referred to herein as the “NEOs”) is designed to act as both an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating against excessive risk. The Company’s executive compensation program promotes a performance-based culture and aligns the interests of stockholders and executives through variable, at-risk compensation. The program is also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Company’s strategic plan. A significant portion of an executive officer’s overall compensation is performance based, in that it is dependent upon the achievement of pre-determined corporate and/or personal performance goals and strategic objectives. Stockholders are encouraged to read the CD&A, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. The advisory vote is non-binding, meaning that our Board will not be obligated to take any compensation actions or adjust our executive compensation in response to the vote. The proposal gives shareholders the opportunity to endorse or not endorse our fiscal 2010 executive compensation, including philosophy, programs and policies and the compensation paid to our NEOs. Although the vote is non-binding, the Compensation Committee and the Board will review the results of the vote. To the extent there is a significant vote against the compensation of our NEOs, we would expect to communicate with our shareholders to better understand the concerns that influenced that vote. The Board and Compensation Committee would consider constructive feedback obtained through this process in making future determinations concerning our executive compensation.

The say-on-pay vote gives stockholders the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the stockholders of Ebix approve, on an advisory basis, the compensation of the Named Executive Officers of the Company, as disclosed in the Compensation Discussion and Analysis and the tabular and narrative disclosures contained in this proxy statement.”

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and the Compensation Committee will review the voting results and will consider the vote, as well as other communications from stockholders relating to our compensation practices and take them into account in future determinations concerning our executive compensation program.

The Board of Directors unanimously recommends that the shareholders vote FOR the approval, on an advisory basis, of the compensation of our NEOs as described in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

PROPOSAL 4

FREQUENCY OF STOCKHOLDER ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The advisory votes on executive compensation encourage transparency and accountability and the Company supports these provisions of the Dodd-Frank Act. The frequency vote allows for stockholders to express a preference for whether a vote on executive compensation should be held every one, two, or three years. We believe that, given the purpose of promoting transparency and accountability of management, stockholders should be provided with an annual opportunity to express their opinion on executive compensation; and for management to hear stockholders’ feedback. Therefore, the Board of Directors recommends that the vote on executive compensation be taken every year.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve that a non-binding advisory vote on compensation paid to the Company’s executives be held at each annual meeting of the Company’s stockholders.”

The enclosed proxy card gives you four choices: you can choose whether the frequency vote should be conducted every year, every two years or every three years, or you can ABSTAIN. Because the vote is advisory, it will not be binding upon the Board. The Board of Directors will take into account the outcome of the vote when determining when to hold the next stockholder vote on compensation.

The Board of Directors recommends that Stockholders vote for the approval, on an advisory basis, of an annual vote on the compensation of our NEOs.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
THE CORPORATE GOVERNANCE OF THE COMPANY

Generally

Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Raina, none of our current Board members is an employee of the Company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and facilities, and their participation in Board and Board committee meetings. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board limits membership of the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee to independent, non-management directors. The principal responsibilities of these committees are described below.

Corporate Governance Practices and Policies

Our Board of Directors has been carefully following the corporate governance developments that have been taking place as a result of the adoption of the Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the Securities and Exchange Commission (the “SEC”), new Nasdaq Marketplace listing standards and other corporate governance recommendations. In October 2004, our Board designated a new committee, the Corporate Governance and Nominating Committee, and also adopted new charters for the Audit Committee and the Compensation Committee, as well as our Corporate Governance Guidelines.

Our Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education and stockholder communication with directors. Directors are expected to attend our annual meeting of stockholders.

Our Board of Directors also has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and any other persons designated as senior financial officers. Our Board of Directors also has adopted a Code of Conduct, articulating standards of business and professional ethics, which is applicable to all of our directors, officers and employees.

These documents are reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices. These documents, as well as other documents relating to corporate governance at Ebix, are available in the corporate governance section of our website, www.ebix.com. You may also obtain copies of these materials, free of charge, by sending a written request to Ebix, Inc. at Five Concourse Parkway, Suite 3200 in Atlanta, GA, Attn: Investor Relations.

Audit Committee

The Audit Committee exercises oversight responsibility regarding the quality and integrity of our auditing and financial reporting practices and our internal controls. In discharging this responsibility, the Audit Committee, among other things, holds the authority of the independent registered public accounting firm, to pre-approve the audit and any non-audit services to be provided by the auditors and reviews the results and scope of the annual audit performed by the auditors. The Audit Committee currently consists of Messrs. Bhalla (Chairman), Keller and Benz. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, our Board of Directors has determined that: (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Bhalla qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during 2010. The Audit Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and is attached to this proxy statement as Exhibit A.

Compensation Committee

The Compensation Committee is responsible for approving compensation of officers and directors and administration of our various employee benefit plans. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.ebix.com. The Compensation Committee currently consists of Messrs. Benz and Keller (Chairman), each of whom is “independent” as that concept is defined in the NASDAQ listing standards. The Compensation Committee met four times during 2010. The Compensation Committee does not delegate its authority to Management; nor has it used compensation consulting firms in the past. The Compensation Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and attached to this proxy statement as Exhibit B.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (“Governance Committee”) has responsibility for recommending to the Board of Directors the persons to be nominated for election as directors by stockholders and recommending the persons to be elected by the Board of Directors to fill any vacancies. It also makes recommendations to the Board of Directors concerning the qualifications of members of the Board of Director’s committees, committee member appointment and removal and appointment of committee chairs. In addition, the Governance Committee considers matters of corporate governance generally and reviews and recommends to the Board of Directors, periodically, our Corporate Governance Guidelines. The Governance Committee currently consists of Messrs. Eckert (Chairman) and Herter, each of whom is “independent” as that concept is defined in the NASD listing standards. The Corporate Governance Committee met two times in 2010. See “Director Qualifications” and “Our Director Nominating Process” below.

Director Qualifications

The Board seeks members from diverse personal and professional backgrounds who combine a broad spectrum of experience and expertise. At a minimum, directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. While the Company’s Corporate Governance Guidelines do not prescribe specific diversity standards, as a matter of practice, our Corporate Governance and Nominating Committee takes into account the personal characteristics (e.g., gender, ethnicity and age) and experience (e.g., industry, professional and public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.

In evaluating a director candidate, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Corporate Governance and Nominating Committee also considers other factors that are in the best interests of the Company and its stockholders, including: the knowledge, experience, candor, integrity and judgment of each candidate; the alignment of the candidates’ knowledge and experience, both individually and as a group, with the needs of the business; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. In addition, the Corporate Governance and Nominating Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. Although the Company does not have a formal policy with respect to diversity, the Corporate Governance and Nominating Committee and the Board of Directors as a whole believe that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board of Directors. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

The Corporate Governance and Nominating Committee believes that it is important that the Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board focused on the information provided in the directors’ individual biographies set forth below, as well as their personal knowledge and experience in having worked with one another as members of the Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs.

The information provided above in Proposal 1 presents information as of the date of this proxy statement about each nominee and continuing director. The information presented includes the names of each of the nominees and continuing directors, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented below also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Nominating Committee to conclude that he or she should serve as a director of the Company for the ensuing term.

Our Director Nominations Process

Directors may be nominated by the Board of Directors or by stockholders in accordance with our By-Laws. While the Corporate Governance and Nominating Committee may retain a third party to assist in the nomination process, it has not done so to date.

Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure generally described in “Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Stockholders” on page 33 of this proxy statement and more particularly, in the Company’s Code of Regulations. The Board of Directors applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board does not have a separate policy with regard to the consideration of candidates recommended by stockholders other than the process provided in the nominating resolution.

Board Committee Membership and Meetings

The following table lists our three board committees, the directors who served on them as of the end of 2010 and the number of committee meetings held in 2010.

Name	Audit	Compensation	Corporate Governance And Nominating
Mr. Bhalla	C
Mr. Benz	•	•
Mr. Eckert			C
Mr. Herter			•
Mr. Keller	•	C
Mr. Raina*
2010 Meetings	5	4	2

C	= Chair
•	= Member
*	= Executive Officer/Director

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2010 the Company’s full Board of Directors met in person two times and eight times over telephonic conference calls. Each member of the Board of Directors attended at least 75% of the meetings of the Board and the Board committees on which the director served and for which they were eligible to participate. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

Executive Sessions of the Board

It is the policy of the Company for the independent directors of the Company meet in executive session following meetings of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants to participate in executive session meetings. To the extent any specific issues surface, or it is appropriate to provide feedback to management following an executive session, one of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.

Stockholder Communications

The Board of Directors has provided a means by which stockholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Secretary at the Company’s headquarters or by telephone at (678) 281-2028.

The Board’s Role in Risk Oversight

The Board has an active role, both as a whole and at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and determining the acceptable risk tolerance of the Company, engaging management to implement its strategic plan within the approved risk tolerances, monitoring the effectiveness of and exercising oversight over management, the compensation of management, and the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, risk related to the economy in general and the housing market and unemployment in particular, risks related to management succession, risk of fraud, and reputational risk. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee, and Governance Committee. The Governance Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties, including an annual evaluation of the Board’s leadership structure, along with risks associated with the independence of the Board members and potential conflicts of interest. The Audit Committee supports the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, periodic review of fraud risks identified by management, and the Company’s financial statements and their preparation; as well as its oversight of the Company’s Code of Conduct and the administration of the Company’s whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives and the appropriate impact that the Company’s compensation policies should have on risk. Because all of these committees are comprised solely of independent directors, our independent directors have a significant role in the Board’s risk oversight function. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for further discussion of the roles, responsibilities and inter-relationships of the Board Committees. We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for Ebix.

Board Leadership Structure

Robin Raina serves as both the Chief Executive Officer as well as Chairman of the Board of Directors of Ebix. We combine this traditional leadership structure with a board structure in which Mr. Raina is the only non-independent director. The Board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the board have the experience and ability to critically evaluate the performance of our CEO and chairman and in implementing the strategic, as well as day to day, goals of the company. Although the board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the company’s CEO and chairman and the current composition of the board, that the current board leadership structure is appropriate for the company.

Director Independence

We require that a majority of the Board of Directors consist of independent, non-management directors, who also meet the criteria for independence required by the NASD Marketplace Rules. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our Board annually evaluates each member’s independence status.

The Board of Directors has determined that as of October 5, 2011, five (5) of the Company’s six (6) incumbent directors are independent, including under NASD Marketplace Rules: Messrs. Bhalla, Keller, Benz, Eckert and Herter. Mr. Raina as management director, participates in the Board’s activities and provides valuable insights and advice.

Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Director Compensation

Following each Annual Meeting of our stockholders, non-employee members of the Board of Directors are typically granted an option to purchase 9,000 shares of common stock at an exercise price per share of 100% of the fair market value for each share of common stock on the date of the grant.

On November 21, 2010, the Board of Directors granted to each non-employee director 9,000 stock options of which one-fourth will vest during 2011, and the remaining options will vest ratably each quarter in the years 2012, 2013 and 2014. Such grants were made pursuant to the Board’s policy set forth on November 11, 2007. Each non-employee director received an annual cash retainer of $14,000 during 2010. Mr. Keller and Benz received $5,000 following the annual meeting of stockholders on November 17, 2010 for serving on both the Audit and Compensation Committees. The Audit Committee Chairman, Mr. Bhalla received cash compensation of $5,000 following the November 17, 2010 meeting.

On December 4, 2009, the Board of Directors granted to each non-employee director 27,000 stock options of which one-fourth will vest during 2010, and the remaining options will vest ratably each quarter in the years 2011, 2012 and 2013. Such grants were made pursuant to the Board’s policy set forth on November 11, 2007. Each non-employee director received an annual cash retainer of $14,000 during 2009. Mr. Keller and Benz received $5,000 following the annual meeting of stockholders on October 30, 2009 for serving on both the Audit and Compensation Committees. The Audit Committee Chairman, Mr. Bhalla received cash compensation of $5,000 following the October 30, 2009 meeting.

Director Compensation Chart

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Pavan Bhalla	$19,000	None	$88,888	None	None	None	$107,888
Hans Ueli Keller	$19,000	None	$88,888	None	None	None	$107,888
Hanz U. Benz	$19,000	None	$88,888	None	None	None	$107,888
Neil D. Eckert	$14,000	None	$88,888	None	None	None	$102,888
Rolf Herter	$14,000	None	$88,888	None	None	None	$102,888

(1)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718 and thus may include amounts from awards granted prior to 2010.

The following table lists below the aggregate number of outstanding options held by each director as of December 31, 2010:

Aggregate Stock Option Awards at Year End
Pavan Bhalla	147,375
Hans Ueli Keller	71,478
Hanz U. Benz	69,780
Neil D. Eckert	117,000
Rolf Herter	90,000

EXECUTIVE OFFICERS

We have two executive officers, Robin Raina and Robert F. Kerris. Information as to Mr. Raina is provided above.

ROBERT F. KERRIS, 57, joined the Company as Chief Financial Officer and Corporate Secretary on October 22, 2007. Prior to joining the Company, Mr. Kerris was Chief Financial Officer at Aelera Corporation. He held this position from May 2006 to October 2007. Previously he was a Financial Vice President at Equifax, Inc. from November 2003 to April 2006, Corporate Controller at Interland, Inc. from September 2002 to October 2003 and held senior financial management positions at AT&T, BellSouth, and Northern Telecom. Mr. Kerris is a licensed certified public accountant and holds an accounting and economics degree from North Carolina State University.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

During the three-year period 2008 thru 2010 the combination of the Company’s CEO salary and cash bonus has not increased. Yet during this same three-year period the Company’s annual operating revenues have increased 209%, operating cash flows have increased 265%, and diluted earnings per share has increased 278%.

Objectives and Goals

The objectives of the committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.

•	Simplicity. The committee believes that a compensation package with three major elements of compensation is the simplest approach consistent with the Company’s goals. The Company generally does not utilize special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles, permanent lodging or defrayment of the cost of personal entertainment.
•	Internal Equity. Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2010, the committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the Chief Executive Officer relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the committee believes that the relative difference between Chief Executive Officer compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s insurance services peer group and the market for executive level personnel for public companies of similar size.
•	External Competitiveness. The committee believes it is important to management retention and morale that compensation be competitive with our competitors. Based on the consultant’s report and the contributions provided by individual board members, based on their business experiences, the compensation committee established a transparent plan for Chief Executive Officer compensation. The plan was unanimously adopted by the board of directors.

Major Compensation Components

The principal components of compensation for our executive officers are base salary, short-term incentives, generally in the form of cash bonus programs, and long-term incentives, generally in the form of equity-based awards such as stock awards. We believe the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.

•	Base Salaries. The Company’s base salaries are intended to be consistent with the committee’s understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

Base salaries for our executive officers are established based on the scope of their responsibilities, prior relevant background, professional experience, and technical training. Also in this regard, the compensation committee takes into account competitive market compensation paid by the companies represented in the compensation data it reviews for similar positions, and the overall market demand for such executives. Although the Company considered the same factors in establishing the base salaries of each of its executive officers, due to the different levels of roles played by each executive, the base salaries are justifiably substantially different.

•	Short-Term Incentives. The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined profit and expense control targets while a smaller portion should be discretionary based on the committee’s evaluation of an executive’s individual performance in specific qualitative areas.

The compensation committee determined that the Company’s shareholders’ interests are best served by retaining the Chief Executive Officer and Chief Financial Officer on a performance based package with no guaranteed bonus arrangements, while linking the bonus to growth in net income, diluted earnings per share, revenues, recurring revenue streams, and operating cash flows. Specifically, the Company’s Chief Executive Officer and Chief Financial Officer receives annual performance bonuses measured as a percentage of pretax income because the compensation committee believes that pretax net income is not only the hallmark of sound, profitable growth looked to by investors, but also generates the cash that fuels the Company’s internal product development and diversification initiatives. While the cash bonus formula for the executive officers focuses essentially on pretax net income, it also takes into account growth in top line revenue, strengthening of the Company’s cash reserves, growth in the Company’s recurring revenue streams, reduction in customer attrition rates, retention and strengthening of the senior management team, product and geographic diversification, and a strong internal control structure that ensure the highest level of integrity.

Short-term incentive compensation is generally based on three performance criteria: (a) profitability, (b) revenue growth, and (c) other specific performance criteria. Under the short-term incentive plan for the fiscal year ended December 31, 2010, an incentive bonus of $1,600,000 was awarded to Robin Raina, and a $81,564 incentive bonus was paid to Robert Kerris.

Potential bonuses, as a percentage of base salary, were higher for our principal executive officer and principal financial officer, reflecting their greater responsibility for and greater ability to influence the achievement of targets.

The following table sets forth for each named executive officer, the bonus percentage potentially attributable to performance targets and the percentage attributable to the committee’s discretion. The committee has the authority to adjust, waive or reset targets.

The following chart sets forth information regarding the actual annual cash incentive awards made to Robin Raina and Robert Kerris, the Company’s NEOs.

Short Term Incentive Plan Participant (Name and Position)	Award Percentage Subject to Objective/ Subjective Criteria (%)	Target Incentive Award as a Percentage of Base Salary (%)	Actual Annual Incentive Award ($)	Actual Annual Incentive Award as a Percentage of Target (%)	Actual Incentive Award as a Percentage of Base Salary (%)
Robin Raina, Chairman of the Board and Chief Executive Officer	100/—	200%	1,600,000	100%	200%
Robert F. Kerris, Chief Financial Officer and Corporate Secretary	100/—	50%	81,564	100%	56%
•	Long-Term Incentives. While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the stockholders.

Nevertheless, the compensation committee in consultation with the entire Board of Directors, determined that it would be preferable to give cash instead of options or meaningful numbers of restricted stock grants to the executives in order to restrict variable expenses and to limit dilution of company stock. Accordingly, the executives have not been given any new options in 2010 and have been given modest restricted stock in 2010.

•	Types of Equity Awards and Criteria for Award Type Selection. Prior to 2005, we relied heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. Based on changes in U.S. accounting rules and a general trend toward increased use of restricted stock and decreased use of stock options, the committee has increased the number of awards using restricted stock and decreased the number utilizing stock options. For the immediate future, we intend to rely primarily on restricted stock grants to provide long-term incentive compensation to our officers and key employees, without excluding the possibility of continuing to also grant stock options as a form of incentive compensation.
•	Vesting and Holding Periods for Equity Incentive Compensation. As a means to encourage long term thinking and encourage continued employment with us, the Company’s equity awards are usually subject to a multi-year vesting period. Historically, our grants of stock options and restricted stock have vested over a three year period and the committee anticipates that future awards will continue to be subject to multi-year vesting, most likely for similar three year periods. Historically, the Company has not imposed minimum equity ownership requirements for equity compensation awarded to its executive officers, nor has it required any continued ownership of the securities issued pursuant to such awards after vesting. The committee is still evaluating whether such a policy of minimum stock ownership levels or award retention should be implemented and the potential parameters for any award retention policy. It is anticipated that any such policy would provide for sales in the event of hardship and sales sufficient to generate sufficient income to pay taxes in connection with the award or other awards. The Committee does not anticipate making any determination on whether to implement any such policies or the scope of any such policies before the winter of 2011.

The compensation committee does not use a specific formula to calculate the number of stock options or restricted share awards to its executives nor does the compensation committee explicitly set potential future award levels. In determining the specific amounts to be granted to each executive, the compensation committee takes into account factors such as the executive’s position, his or her contribution to the Company’s performance, and the overall package of cash and equity compensation for the executive.

Peer Group Analysis

The compensation committee of the Company’s board of directors oversees and reviews the Company’s executive compensation practices and is responsible for ensuring that the compensation of the executive officers of the Company is aligned with and supports the Company’s growth objectives. The components of the Company’s executive compensation include base salaries, discretionary cash bonus incentive awards, long-term equity incentive compensation, and retirement benefits. In this context the Company’s Chief Executive Officer and Chief Financial Officer are referenced as “NEOs” or “executive officers.”

In 2010, the compensation committee compiled two distinct comparable groups to frame the compensation committee’s deliberations on prospective executive compensation for the Company’s executive officers. One group is a conventionally arranged comparator group that is comprised of a number of companies engaged in insurance and/or finance related activities in the United States market within a range of net revenue and market capitalization that is comparable to Ebix (the “Insurance & Finance Group”). In selecting this group of companies, the Committee focused on the Chief Executive Officer of these companies being either a Founder Chief Executive Officer or a Chief Executive Officer. However, only one such company matched the Company’s net income growth (measured either as one year increases or five year compound annual growth rates (“CAGR”)), five year total shareholder return including reinvestment of dividends (“TSR”), or other relevant measures. Because of the extent of the difference between the Company’s growth and the performance of these comparable companies, the compensation committee believed it important to review the executive compensation practices at those companies that reflected the growth characteristics of Ebix as nearly as could be determined. Accordingly, the compensation committee also searched public filings for companies beyond just the insurance and finance industry with CAGR, TSR and annual revenues similar to the Company’s as well as those entities having had a Founder CEO who had led a high growth trajectory for these companies (the “Growth Group”). The compensation committee believes that the dual comparator groups approach is appropriate to accurately assess the performance and compensation of the Company’s executive officers. The Insurance and Finance Group provides valuable information for use by the compensation committee concerning companies in the same industry sector. The Growth Group provides valuable information for use by the compensation committee about how the Company compared with other companies with similar performance. Consideration was also given to the differences in size, scope, and complexity between the Company and the various members of the respective comparator groups. Such considerations comprise the judgmental factors that the compensation committee considers and are not based on a specific formula or tied to a comparator group. For the surveys of the comparable groups, the compensation committee considered peers to be companies, using data reported, that met the following criteria:

For the Insurance & Finance Group:

•	Market capitalization ranging from $100 million to $700 million
•	A Chief Executive Officer that is either a Founder CEO or a CEO who is seen as a Founder CEO and/or has led a successful turnaround

For the Growth Group:

•	Annualized three year revenue growth between 15% and 74%
•	Market capitalization ranging between approximately $150 million and $1.6 billion
•	A Chief Executive Officer of these companies that is either a Founder CEO or a CEO who has successfully engineered a high growth trajectory.

The compensation committee determined that the following companies met the criteria for the Insurance & Finance Group:

•	Universal Insurance Holdings
•	Safety Insurance Group, Inc.
•	First Mercury Financial Corporation

The compensation committee determined that the following companies met the criteria for the Growth Group:

•	DG Fastchannel
•	Integral Systems
•	Eagle Bulk Shipping
•	Willis Lease
•	Phase Forward
•	Ultimate Software Group
•	Netlogic Microsystems
•	American Science & Engineering

With respect to long-term compensation, all of the five comparable companies in the Insurance and Finance Group award time vested options and/or restricted stock from time to time as long-term incentives. The compensation committee, however, in consultation with the entire Board of Directors, determined that it would be preferable to give cash instead of options or substantial sums of restricted stock grants to the executives. Executives were not given any new options in 2010.

The compensation committee’s survey of the Insurance and Finance Group indicates that the compensation of the Ebix’s Chief Executive Officer was at or above the 25th percentile for the Insurance and Finance Group. The performance of Ebix, however, for the same period defined the 100% percentile for the Insurance and Finance Group in 1 year net growth, 1 year net margin, 1 year shareholder return, 5 year net income CAGR, 5 year revenue CAGR, and 5 year shareholder return. The compensation committee also noted that the Company’s net margin exceeded the net margin of each other member of the Insurance and Finance Group.

The compensation committee’s survey of the Growth Group indicates that total compensation of the Company’s Chief Executive Officer was slightly above the 20th percentile. The compensation committee’s report indicated that the Company was above the 89th percentile in the measure of annualized revenue growth and substantially above the 100th percentile in the important measure of net margins, profitability, and earnings, with Ebix being the leader in all these categories. The Company’s performance was not exceeded by any member of the Growth Group except in the area of annualized growth where one company had marginally higher growth than Ebix.

Against these groups, the base salary of the Company’s Chief Executive Officer is above the 65th percentile mark. The compensation committee noted that the degree of difference between the Company’s base pay practices for its Chief Executive Officer and those of the officers of other companies in the comparable company groups surveyed is justified when considering the broader range of duties pertaining to Ebix’s Chief Executive Officer.

Equity Awards in 2010

In 2010, no stock options and 35,809 shares of restricted stock were granted to the NEOs of the Company.

Other Compensation Components

Company executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which are the same for all eligible employees, including Ebix’s executive officers.

Use of Employment and Severance Agreements

In the past, the committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Presently, however, no member of senior management is employed under an employment contract.

Recapture and Forfeiture Policies

Historically the Company has not had formal policies with respect to the adjustment or recapture of performance based awards where the financial measures on which such awards are based or to be based are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The committee does not believe that repayment should be required where the Plan participant has acted in good faith and the errors are not attributable to the participant’s gross negligence or willful misconduct. In such later situations, the committee believes the Company has or will have available negotiated or legal remedies. However, the committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received, and the clarity of accounting requirements lending to any restatement in fixing of future compensation.

Deductibility of Compensation and Related Tax Considerations

As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•	Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

The compensation committee will continue to carefully consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives. We fully expect the majority of future stock awards will be excludable from the Section 162(m) $1 million limit on deductibility, since vesting of any such awards will likely be tied to performance-based criteria, or be part of compensation packages which are less than $1 million dollars. Nonetheless, the compensation committee believes that in certain circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Accordingly, it may award compensation in excess of the deductibility limit, with or without requiring a detailed analysis of the estimated tax cost of non-deductible awards to the Company. Given our dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, the compensation committee believes it is important to retain the flexibility to design compensation programs consistent with its compensation philosophy for the Company, even if some executive compensation is not fully deductible.

•	Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Risk Considerations

Our Compensation Committee has reviewed risks arising from our compensation policies and practices for both our executives and non-executive employees and has determined that they are not reasonably likely to have a material adverse effect on the Company.

Chief Executive Officer Compensation

The compensation policies described above apply equally to the compensation of the Chief Executive Officer (“CEO”).

Compensation Committee Interlocks and Insider Participation.

The members of the Compensation Committee, Messrs. Benz and Keller, have never been officers or employees of the Company, nor have they ever been considered insiders of the Company.

Committee Conclusion

Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s CEO and other executive officers with those of stockholders. The committee believes that Ebix’s 2010 compensation program met these objectives. Likewise, based on our review, the committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s CEO and other named executive officer in the aggregate to be reasonable and not excessive.

Compensation Committee and Management Review and Authorization

The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis report and discussion with the compensation committee, the Company’s Chief Executive Officer and Chief Financial Officer have approved the inclusion of the Compensation Disclosure and Analysis report in this Proxy Statement.

“Authorization

This report has been submitted by the compensation committee:

Hans U. Benz and Hans Ueli Keller

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation and Director Compensation Tables — All references to any amount of stock, restricted stock, or options in the below tables represent the amounts at December 31, 2010 reflect the effect of the Company’s three-for-one stock split on January 4, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total
Robin Raina, President, Chief Executive Officer and Chairman of the Board	2010	$800,000	$1,600,000	(6)	$525,000	(1)				$9,675		$2,934,675
	2009	$800,000	$1,300,000		$358,321	(2)				$9,675		$2,467,996
	2008	$550,000	$1,900,000		$307,319	(3)		N/A	N/A	$24,450		$2,781,769
Robert Kerris, Senior Vice President – Chief Financial Officer and Secretary	2010	$146,481	$81,564		$50,000					$2,197		$280,242
	2009	$135,000	$45,000		$—					$3,025	(5)	$183,025
	2008	$135,000	30,000		$—			N/A	N/A	$2,250		$167,250

Footnotes

(1)	During April 2010, the Compensation Committee of the Board of Directors of the Company gave final approval to award 32,751 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President. This award was made pursuant to the 2006 incentive compensation program (the “2006 Program”) approved by the Company’s Board of Directors. The number of shares of restricted stock issued to Mr. Raina represent approximately 25% of the aggregate of his total salary and cash bonus compensation earned for 2009, divided by the market price of the Company’s stock on April 1, 2010. This is the date that the Compensation Committee of the Board of Directors approved the restricted stock grant. The Company recognized compensation expense of approximately $89,737 related to these shares during the year ended December 31, 2010. The Company recognized a total compensation expense of $358,321 related to all share grants inclusive of the March 25, 2009 grant during the year ended December 31, 2009.
(2)	During March 2009, the Compensation Committee of the Board of Directors of the Company gave final approval to award 44,040 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President. This award was made pursuant to the 2006 incentive compensation program (the “2006 Program”) approved by the Company’s Board of Directors. The number of shares of restricted stock issued to Mr. Raina represent approximately 25% of the aggregate of his total salary and cash bonus compensation earned for 2008, divided by the market price of the Company’s stock on March 25, 2009. This is the date that the Compensation Committee of the Board of Directors approved the restricted stock grant. The Company recognized compensation expense of approximately $89,737 related to these shares during the year ended December 31, 2009. The Company recognized a total compensation expense of $358,321 related to all share grants inclusive of the March 25, 2009 grant during the year ended December 31, 2009.

(3)	During March 2008, the Compensation Committee of the Board of Directors of the Company gave final approval to award 48,222 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President. This award was made pursuant to the 2006 incentive compensation program (the “2006 Program”) approved by the Company’s Board of Directors. The number of shares of restricted stock issued to Mr. Raina represents approximately 25% of the aggregate of his total salary and cash bonus compensation earned for 2007, divided by the market price of the Company’s stock on March 24, 2008. This is the date that the Compensation Committee of the Board of Directors approved the restricted stock grant. The Company recognized compensation expense of approximately $125,000 related to these shares during the year ended December 31, 2009. The Company recognized a total compensation expense of $307,319 related to all share grants inclusive of the March 24, 2008 grant during the year ended December 31, 2008.
(4)	For 2010, the Company made a matching grant pursuant to its 401(k) Plan of $3,676, and paid a conveyance expense of $6,000. For 2009, the Company made a matching grant pursuant to its 401(k) Plan of $3,675, and paid a conveyance expense of $6,000. For 2008, the Company made a matching grant pursuant to its 401(k) Plan of $3,450 and paid additional dependent medical insurance of $11,000, a partial property tax payment of $4,000 and a conveyance expense of $6,000. For 2007, the Company made a matching grant pursuant to its 401(k) Plan of $3,300.
(5)	For 2010, the Company made a matching grant pursuant to its 401(k) Plan of $2,197. For 2009, the Company made a matching grant pursuant to its 401(k) Plan of $3,025.
(6)	$800,000 of Mr. Raina’s bonus has yet to be paid as of October 5, 2011. This outstanding bonus pertains to the executive’s performance during the year ending December 31, 2010.

Grants of Plan-Based Award

		Estimated Future Payments Under Non Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	04/1/10	—	—	—	—	—	—	32,751	—	—	$525,000
Robert Kerris, Senior Vice President – Chief Financial Officer and Secretary	03/26/10	—	—	—	—	—	—	3,108	—	—	50,000

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robin Raina, President, Chief Executive Officer and Chairman of the Board						67,179	$1,590,127
	990,000	—	—	$.5944	9-16-2013
	1,125,000	—	—	$.6222	8-23-2012
	450,000	—	—	$1.751	4-2-2014
Robert Kerris, Senior Vice President – Chief Financial Officer and Secretary	—	—	—	—	—	3,108	$73,566	—	—

Footnote

(1)	Robin Raina has been awarded restricted stock grants by the Compensation Committee: (i) a grant of 75,186 shares of Company common stock on February 3, 2006 of which 0 shares were unvested as of December 31, 2010; (ii) a grant of 76,509 shares of Company common stock on May 9, 2007 of which 0 shares were unvested as of December 31, 2010; a grant of 22,500 shares of Company common stock on November 11, 2007 of which 0 shares were unvested as of December 31, 2010; (iv) a grant of 48,222 shares of Company common stock on March 24, 2008 of which 16,074 were unvested as of December 31, 2010; a grant of 44,040 shares of which 18,354 were unvested as of December 31, 2010; and a grant of 32,751 shares of which 32,751 were unvested as of December 31, 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	1,125,009	$23,498,963	74,775	$1,300,344
Robert Kerris, Senior Vice President – Chief Financial Officer and Secretary	N/A	N/A	N/A	N/A

Mr. Raina exercised 1,125,009 options on December 8, 2010 at an exercise price of $.7222 per share. These options were set to expire on February 1, 2011.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not generally offer non-tax qualified pension benefit plans or nonqualified deferred compensation to its officers, and none of its NEOs currently participate or have participated in any non-tax qualified pension benefit plans or nonqualified deferred compensation plan during the past fiscal year.

Potential Payments for Mr. Raina Upon a Change of Control

In 2010 our independent directors unanimously approved the recommendation of the compensation committee regarding changes to the compensation structure for Mr. Raina. Specifically in this regard, the independent directors unanimously approved the Company’s execution of and entry into the Acquisition Bonus Agreement (the “Agreement”) between the Company and Mr. Raina. The Agreement aligns both the interests of the Company’s stockholders and Mr. Raina. Considering the continued healthy growth of the Company and the prevailing comparatively low price to earnings multiple of Ebix’s common stock, the Board has evaluated the potential threat of the Company itself being an acquisition target. The Agreement serves in part to allow for stockholder value to be maximized by dissuading a potentially hostile acquisition attempt at an unacceptable price. Also, the Board acknowledges that Mr. Raina’s retention is critical to the future success and growth of Ebix, and as such, the Agreement helps to ensure that Mr. Raina will be appropriately awarded for his contributions prior to any potential acquisition event as well as to further motivate Mr. Raina to maximize the value received by all stockholders of Ebix if the Company were to be acquired.

Under the terms of the Agreement the occurrence of any of the following events shall constitute an “Acquisition Event”: (a) more the 50% of the voting stock of Ebix is sold, transferred, or exchanged; (b) a merger or consolidation of the Company occurs; (c) the sale, exchange, or transfer of substantially all of the Company’s assets; or (d) the Company is acquired or dissolved; provided, however, an Acquisition Event also must qualify as a “change in control” event as such term is defined in Treasury Regulation 1.409A-3. Upon the occurrence of an Acquisition Event, Mr. Raina shall receive from the acquiring company, in cash, an amount that is determined by multiplying the “Share Base” by the “Spread”.

•	“Spread” is calculated by subtracting post three-for-one split, $7.95 from the Net Proceeds per share.
•	“Share Base” shall be the positive number, if any, that is determined when the number of Shares Deemed Held by Executive immediately prior to the Closing Date is subtracted from the number of shares that is 20% of the total shares of common stock outstanding immediately prior to the Closing Date on a fully diluted basis, taking into account the effect of the occurrence of the Liquidation Event on the vesting, conversion or exercise terms of any outstanding securities or other instruments exercisable for, or convertible into, shares of common stock; provided that the difference that is so obtained shall be reduced by the number of shares, if any, sold by Executive after the first public announcement by the Company or any other party of any agreement, arrangement, Agreement, proposal or intent to engage in a transaction which would constitute a Liquidation Event.

The number of Shares Deemed Held by Executive immediately prior to the Closing Date shall equal the number of shares of common stock of the Company then beneficially owned by Executive plus any shares sold by Executive between the signing of this agreement and the Closing date, plus any additional shares issuable to Executive (other than pursuant to this Agreement) immediately prior to or upon the Closing Date upon the exercise of stock options or the conversion of convertible securities, after giving effect to any acceleration of vesting that will occur due to the occurrence of the Liquidation Event.

•	As defined in the Agreement, Net Proceeds shall equal the sum of any cash consideration received for each share of Company common stock plus the Fair Market Value of any securities received or receivable per share of Company common stock held by the stockholders of the Company by virtue of an Acquisition Event.

The “Fair Market Value” of any securities received by Company stockholders shall be determined as follows: (i) if such securities are listed and traded on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) on the date of determination, the Fair Market Value per share shall be the average of the closing prices of the securities on such national securities exchange, over the twenty trading day period ending three trading days prior to the closing date of an Acquisition Event; (ii) if such securities are traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the day immediately prior to the closing date of an Acquisition Event; or (iii) if such securities are not listed on a national securities exchange or, if such securities are traded in the over-the-counter market but there shall be no published closing bid and asked prices available on the date immediately prior to the Closing Date, then the Board shall determine the Fair Market Value of such securities from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination, or opinions of independent experts as to value and may take into account any recent sales and purchases of such securities to the extent they are representative.

In the event of a determination by an accounting firm of national standing that any payment or distribution by the Company to or for the benefit of Mr. Raina, whether paid, payable, distributed or distributable pursuant to the Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 as amended (or any successor provision) or any interest or penalties with respect to such excise tax, then Mr. Raina shall be entitled to receive an additional payment in an amount such that after the payment by Mr. Raina of all taxes (including any interest or penalties imposed with respect to such taxes), Mr. Raina retains an amount equal to any such tax.

The base price of $7.95 from which any Net Proceeds will be subtracted represents the approximate price per share of the Company’s common stock on March 25, 2009 when the independent members of the Board agreed on the desirability of this type of agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Common Stock
Name of Beneficial Owner(1)	Ownership	Percent of Class
Fidelity Management and Research Company(2)	4,193,215	11.5%
Rennes Foundation(3)	3,515,685	9.7%
Times Square Capital Management(4)	2,316,600	6.4%
The Vanguarl Group(5)	2,064,501	5.7%
Marshall & Ilsley Investment Management Corporation(6)	2,064,421	5.7%
Robin Raina(7)	3,981,996	11.0%
Robin Raina Foundation(14)	177,064	*
Robert F. Kerris(8)	2,558	*
Pavan Bhalla(9)	147,375	*
Hans Ueli Keller(10)	72,478	*
Hans U. Benz(11)	69,780	*
Neil D. Eckert(12)	117,000	*
Rolf Herter(13)	90,000	*
Directors, executive officers and nominees as a group (7 persons)		12.8%

*	Less than 1%.
(1)	The following table sets forth, as of October 5, 2011, the ownership of our Common Stock by each of our directors, by each of our NEOs (as defined on page 9), by all of our current executive officers and directors as a group, and by all persons known to us to be beneficial owners of more than five percent of our Common Stock. The information set forth in the table as to the current directors, executive officers and principal stockholders is based, except as otherwise indicated, upon information provided to us by such persons. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below as beneficially owned by such person.
(2)	Ownership consists of shares of our common stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC (“Fidelity”), in its capacity as an investment advisor, as disclosed on its joint Schedule 13G/A dated June 30, 2011, as filed with the SEC. Fidelity reports that sole dispositive power resides in Edward C. Johnson, III and FMR LLC. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)	The address of the Rennes Foundation is Rätikonerstrasse 13, P.O. Box 125, 9490 Vaduz, Principality of Liechtenstein. The address and information set forth in the table as to this stockholder are based on a Schedule 13G filed by this stockholder on June 30, 2011.

(4)	Ownership consists of shares of our common stock beneficially owned by Times Square Capital Management as disclosed on its Schedule 13G, for the period ending June 30, 2011. The address of Times Square Capital Management is 1177 Avenue of the Americas, New York, New York, 10036.
(5)	Ownership consists of shares of our common stock beneficially owned by The Vanguard Group, Inc. and its wholly-owned subsidiary, Vanguard Fiduciary Trust Company (collectively, “Vanguard”), as disclosed on Vanguard’s joint schedule 13G, for the period ended June 30, 2011, as filed with the SEC. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)	Ownership consists of shares of our common stock beneficially owned by Marshall & Ilsley Investment Management Corporation as disclosed on its Schedule 13G, for the period ending June 30, 2011. The address of Marshall & Ilsley is 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202.
(7)	Mr. Raina’s ownership includes 198,825 shares of restricted stock as well as options to purchase 2,565,000 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date. The address of Mr. Raina is 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.
(8)	Mr. Kerris’ ownership includes 1,004 shares of restricted stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(9)	Mr. Bhalla’s ownership includes options to purchase 116,990 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(10)	Mr. Keller’s ownership includes options to purchase 41,093 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(11)	Mr. Benz’s ownership includes options to purchase 39,395 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(12)	Mr. Eckert’s ownership includes options to purchase 86,615 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(13)	Mr. Herter’s ownership includes options to purchase 59,615 shares of our common stock which are exercisable as of October 5, 2011, or that will become exercisable within 60 days after that date.
(14)	Robin Raina Foundation a 501(c) charity ownership includes 177,064 shares which were donated by Robin Raina from vested restricted stock grants previously issued to Mr. Raina by the Company. The Federal Tax ID Number for the foundation is 51-0497387.

REPORT OF AUDIT COMMITTEE

The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee charter, which was adopted by the Board of Directors of the Company and which complies with the applicable Nasdaq Marketplace rules. The Audit Committee has three members, each of whom is independent, under both the applicable rules of the Nasdaq Marketplace Rules as well as the Company’s corporate governance policies. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Pavan Bhalla has been identified as an “Audit Committee Financial Expert”. The Audit Committee met four times during 2010.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A and is available on the Company’s website, www.ebix.com.

The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing the financial statements. The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining the independent registered public accountants’ independence. The Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.

In addition, the members of the Audit Committee reviewed, and the chairman of the committee discussed with management and CBH the Company’s independent registered public accounting firm), the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of CBH are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by CBH require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of CBH for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.

In fiscal 2010, 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Further, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits.

As a result of the reviews and discussions with management and CBH referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

This report has been submitted by the Audit Committee:

Respectfully submitted,

The Members of the Audit Committee

Pavan Bhalla
Hans Ueli Keller
Hans U. Benz

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry, Bekaert & Holland, LLP (“CBH”) served as Ebix’s registered public accountants for the years ended December 31, 2010 and 2009.

The following table presents fees billed for professional services rendered for the audit of our annual financial statements for 2010 and 2009 and fees billed for other services rendered during 2010 and 2009 by CBH, our independent registered public accounting firm during these periods.

Services Rendered by Cherry, Bekaert & Holland, LLP	2010	2009
Audit Fees(1)	$339,600	$343,250
Audit Related Fees	$165,346	$—
Tax Fees	$—	$—
All Other Fees(2)	$—	$60,000

(1)	Including fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.
(2)	Includes fees related to the audit of a recently acquired business.

The Audit Committee considered and pre-approved all of the above-referenced fees and services. Pursuant to a policy adopted by our Board of Directors, the Audit Committee requires advance approval of all audit services and permitted non-audit services to be provided by the independent registered public accounting firm as required by the Securities Exchange Act of 1934.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2010, we maintained the 1996 Stock Incentive Plan, as amended and restated in 2006. Our stockholders also approved the 2010 Stock Incentive Plan at our annual meeting on November 17, 2010. No grants from this plan have yet been made. The table below provides information as of December 31, 2010 related to these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
— 1996 Stock Incentive Plan, as amended and restated in 2006	3,340,476		$2.22	1,050,792
— 2010 Stock Incentive Plan	0	$	N/A	5,000,000

RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Under the Audit Committee’s charter, and consistent with Nasdaq rules, any material potential or actual conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved by the Audit Committee. SEC rules define a “related person” of the Company as any director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.

Rahul Raina, is the Company’s Assistant Vice President of Business Process Outsourcing and the brother of Robin Raina, our Chairman of the Board, President, and Chief Executive Officer. During 2010 he was paid a salary of $120,000 and he received a cash bonus in the amount of $25,000.

Consistent with Ebix’s corporate mission of giving back to the communities in which we operate our business, during the year ended December 31, 2010 Ebix donated $39 thousand to the Robin Raina Foundation, a non-profit 501(c) charity in support of fifty very under privileged children living in the poverty stricken areas of Delhi, India; this amount includes $16 thousand in matching contributions made by our employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or representations by certain executive officers and directors that no such reports were required for them, the Company believes that, during 2010 all of the Company’s directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis except for Mr. Kerris who received a restricted stock grant on March 21, 2010 and Messrs. Benz, Bhalla, Eckert, Herter and Keller who received grants of stock options on November 22, 2010 and belatedly filed Form 4s for such grants on March 15, 2011.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than those described above. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2012 annual meeting of stockholders during the month of December. Any proposal of a shareholder intended to be presented at the 2011 annual meeting of shareholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than June 18, 2012, 120 days before the anniversary of the date of this proxy statement. If any proposal is submitted after that date, we are not required to include it in our proxy materials. Proposals should be submitted to the following address:

Corporate Secretary
Ebix, Inc.
Five Concourse Parkway, Suite 114
Atlanta, GA 30328

A notice of a proposed item of should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

If you would like a copy of our 2010 Form 10-K, excluding certain exhibits, please contact Robert Kerris, Ebix, Inc., Five Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.

Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and Chief Executive Officer

Dated: October 21, 2011

EXHIBIT A

Ebix, Inc.

AUDIT COMMITTEE CHARTER

A.  Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) shall oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and shall otherwise exercise oversight responsibility, and assist the Board in fulfilling its oversight functions, with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company’s independent public accountants who audit the Company’s financial statements (the “Auditors”) and the Company’s financial management. While it is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the Auditors’ report, the Committee will facilitate discussions among the Board, the Auditors and the Company’s management.

B.  Composition

The Committee shall be comprised of three or more directors, as determined by the Board on the recommendation of the Corporate Governance and Nominating Committee. Each member of the Committee shall be “independent” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) that are applicable to Audit Committee members. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Committee shall comply with any other Audit Committee composition requirements of NASDAQ and the SEC.

C.  Meetings

The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but not less than quarterly. In addition, the Committee shall hold any special meetings as may be necessary or called by the Chairperson of the Committee or at the request of the Auditors or the Company’s management. Representatives of the Auditors, members of the Company’s management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. As part of its purpose to foster open and candid communication, the Committee shall meet periodically as necessary with the Auditors, the Company’s management and any others that the Committee invites to meet with it in separate executive sessions to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all of the members. Except as otherwise specifically provided for in this Charter, a quorum shall consist of two members.

Unless the Board elects a Chairperson of the Committee (the “Chairperson”), the Committee shall elect a Chairperson by majority vote. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause to be prepared and circulated to the Committee members minutes of each meeting.

D.  Functions

In carrying out its functions, the Committee’s policies and procedures shall remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee shall review and reassess no less than annually the adequacy of the Committee’s charter.

The Committee’s functions may be divided into the following general categories: (1) overseeing financial reporting, (2) evaluating independent audit processes, (3) reviewing internal controls established by management, and (4) other functions. The Committee shall:

1.  Financial Information and Reports

a.  Meet with the Auditors and the Company’s management to discuss, review and comment upon the interim financial statements to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to the public announcement of financial results and the filing of the Form 10-Q with the SEC. All members of the Committee are encouraged to attend these meetings; however, a quorum for these meetings or for this portion of regular meetings of the Committee may be the Chairperson of the Committee as authorized by applicable rules.

b.  Review with the Auditors and the Company’s management the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K prior to the public announcement of financial results and the filing of the Form 10-K with the SEC.

c.  Review the disclosure under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations” in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, prior the filing thereof with the SEC.

d.  Review the Company’s press releases announcing financial results or financial forecasts of the Company prior to their dissemination.

e.  Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

f.  Discuss with the Company’s management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

g.  Based upon discussions with, and reliance upon, the Auditors and the Company’s management, prepare any Audit Committee reports or other Audit Committee-related disclosure, in filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company’s proxy statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1 and discussed with the Auditors their independence. The proxy statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.

h.  Review a report from the Auditors periodically, but no less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with the Company’s management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the Auditors; and (iii) other material written communications between the Auditors and the Company’s management, including management letters and schedules of unadjusted differences.

i.  Recommend to the Board, based upon the review and discussion described above, whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K.

2.  Audit Processes

a.  Be directly responsible for the appointment, compensation, retention and oversight of the work of the Auditors, including resolution of disagreements between management and the Auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Auditors shall report directly to the Committee.

b.  Pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Auditors to the extent required by, and in a manner consistent with, applicable law and policies established by the Committee. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.

c.  On an annual basis, review the Auditors’ independence and objectivity by (i) inquiring into matters such as all relationships between the Auditors and the Company and (ii) reviewing annual disclosures from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1.

d.  On an annual basis, obtain and review a report from the Auditors concerning their internal quality control review of the firm, any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm and any steps taken to address material issues raised by such review or any such inquiry or investigation.

e.  Review the experience and qualifications of the senior members of the Auditors’ team.

f.  Review the annual audit plan of the Auditors and evaluate their performance and adherence to the prior year’s audit plan.

g.  Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of Securities Exchange Act of 1934 (the “Exchange Act”).

h.  Review and approve or veto the Company’s hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.

i.  Following completion of the annual audit, review separately with the Company’s management and the Auditors the effectiveness of the audit effort, including significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

3.  Risk Management and Controls

a.  Inquire of the Auditors and the Company’s management about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.

b.  Review and monitor compliance with the Company’s Code of Ethics for Senior Financial Officers.

c.  Review with the Auditors and the Company’s management their findings on the adequacy and effectiveness of internal controls and their recommendations for improving the internal control environment, including management’s controls and security procedures with respect to the Company’s information systems.

d.  Review with the Auditors and the Company’s management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review will be conducted at an appropriate time subsequent to the implementation of changes or improvements, as decided by the Committee.

e.  Periodically review with the Company’s legal counsel any matters that could have a significant impact on the Company’s financial statements, such as compliance with laws, rules and regulations, litigation and inquiries received from governmental agencies and regulators.

f.  Review and approve the appointment, replacement, reassignment or dismissal of the Company’s principal financial officer.

4.  Other Functions

a.  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

b.  Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

c.  Review and approve related party transactions and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand (as defined and required by applicable securities laws, rules and regulations and the rules of the NASDAQ).

d.  Oversee and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

e.  Review and monitor compliance with Company standards of business conduct and monitor compliance with the Foreign Corrupt Practices Act.

f.  Conduct or authorize investigations into any other matters within the Committee’s scope of responsibilities.

g.  Have the authority to retain independent counsel, accountants, or other advisors, as it determines necessary to carry out its duties.

h.  Determine appropriate funding, which the Company shall provide, for payment of: (i) compensation to the Auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

i.  Perform such other functions assigned by law, the Company’s charter or bylaws, or the Board of Directors.

E.  Scope of Responsibilities

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with GAAP. The Company’s management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with GAAP. Management is also responsible for implementing procedures to help ensure that the Company and its employees comply with applicable laws and regulations and with the Company’s applicable ethics standards. The Auditors are responsible for auditing and attesting to the Company’s financial statements and understanding the Company’s system of internal controls in order to plan and to determine the nature, timing and extent of audit procedures to be performed.

The Committee plays a critical role in serving as a check and balance for the Company’s financial reporting system. In carrying out its functions, the Committee’s goal is to help ensure that management properly develops and adheres to a sound system of internal controls and that the Auditors, through their own review, objectively assess the Company’s financial reporting practices.

EXHIBIT B

Ebix, Inc.

COMPENSATION COMMITTEE CHARTER

A.  Authority

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) is established pursuant to Section 141(c) of the Delaware General Corporation Law and Article III, Section 1 of the Company’s Bylaws. The Chairperson of the Committee (the “Chairperson”) shall be designated by the Board, provided that, if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson.

B.  Membership

The Committee shall consist of a minimum of two members of the Board, both of whom shall meet (i) the independence requirements of NASD Rule 4200, (ii) the “non-employee director” definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and (iii) the “outside director” definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

C.  Scope of Powers and Functions

The Committee shall have such powers and functions as may be assigned to it by the Board of Directors from time to time; provided however, that such functions shall, at a minimum, include the following, as well as any functions as shall be required of Compensation Committees by the rules of The NASDAQ Stock Market (“NASDAQ”):

1.	Officer Compensation. The Committee shall review, monitor and make recommendations to the full Board regarding the compensation of the Chief Executive Officer (“CEO”) and the other officers (as defined in Section 16 of the Securities Exchange Act and Rule 16a-1 thereunder) of the Company, including salary, bonus and incentive compensation levels, deferred compensation, executive perquisites, equity compensation (including awards to induce employment), severance arrangements, retirement and other post-employment benefits, and change-in-control benefits. In making recommendations regarding officer compensation, the Committee shall review and recommend goals and objectives relevant to such compensation (both internal and in comparison to industry performance levels) and evaluate officer performance in light of those goals and objectives, with a view toward encouraging extraordinary effort and performance. Furthermore, the Committee shall endeavor to promote an appropriate balance between short-term pay and long-term incentives.
2.	Director Compensation. The Committee shall periodically review and make recommendations to the Board with respect to director compensation.
3.	General Goals. The Committee shall review and make recommendations to the Board regarding general compensation goals, guidelines and policies for the Company’s employees.
4.	Plans and Programs. The Committee shall administer the Company’s stock incentive plans and grant stock options and other awards pursuant to such plans, and supervise the administration of Company plans and benefit programs falling with the scope of the Employee Retirement Security Act of 1974, as amended. The Company shall also make recommendations concerning new stock incentive plans and other executive compensation programs.
5.	Committee Report on Executive Compensation. The Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an Annual Meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K. In addition, the Committee will provide any other Compensation Committee-related disclosure, in the Company’s filings with the SEC or otherwise, required by applicable securities laws, rules and regulations and by the rules of NASDAQ.

6.	Review of Charter. The Committee shall periodically review and update this Charter.
7.	Committee Performance. The Committee shall review the performance of the Committee, not less than annually, and report on such performance to the Board.

In addition, the Committee, subject to Board approval, has sole authority to retain and terminate any compensation consultant or consulting firm to assist in the evaluation of CEO, other officer or director compensation, including the authority to approve the consultant’s fees and other retention terms. The Committee may also, at its discretion, engage outside legal counsel or other advisors as it deems necessary to carry out its functions.

The Committee shall discharge its responsibilities, and shall assess the information provided by management and the Committee’s advisors, in Accordance with its business judgment.

D.  Administrative

The Committee shall meet at least two times annually and shall hold any additional meetings as may be called by the Chairperson or the Board. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary, except that the CEO shall not be present during voting or deliberations by the Committee on the subject of the CEO’s compensation. The Chairperson shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee shall regularly report its activities and determinations to the full Board, including providing copies to the full Board of all approved minutes.

The Committee may meet via telephone conference calls. A majority of the members of the Committee shall constitute a quorum for all purposes.

## YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

**We encourage you to take advantage of Internet or telephone voting.**
**Both are available 24 hours a day, 7 days a week.**

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

# EBIX, INC.

**INTERNET**
**http://www.proxyvoting.com/ebix**
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

**OR**

**TELEPHONE**
**1-866-540-5760**
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

**Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

09023

▼ FOLD AND DETACH HERE ▼

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 THROUGH 3 AND FOR EVERY ONE YEAR ON ITEM 4.**

**THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES, "FOR" PROPOSALS 2 AND 3, AND "FOR" EVERY ONE YEAR FOR PROPOSAL 4.**

Please mark your votes as indicated in this example ☒

| **1. ELECTION OF DIRECTORS** | FOR ALL | WITHHOLD FOR ALL | *EXCEPTIONS |
|---|---|---|---|
| Nominees:<br>01 Hans U. Benz<br>02 Pavan Bhalla<br>03 Neil D. Eckert<br>04 Rolf Herter<br>05 Hans Ueli Keller<br>06 Robin Raina | ☐ | ☐ | ☐ |

**(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)**

*Exceptions ________________________________________

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| **4.** Executive Compensation Frequency Shareholder Vote | ☐ | ☐ | ☐ | ☐ |

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date __________

## *You can now access your Ebix, Inc. account online.*

Access your Ebix, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Ebix, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- Make address changes

***Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess***
***For Technical Assistance Call 1-877-978-7778 between 9am-7pm***
***Monday-Friday Eastern Time***

***Investor ServiceDirect®***
***Available 24 hours per day, 7 days per week***
**TOLL FREE NUMBER: 1-800-370-1163**

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.** The Proxy Statement and the 2010 Annual Report to Shareholders are available at: **http://bnymellon.mobular.net/bnymellon/ebix**

▼ FOLD AND DETACH HERE ▼

# PROXY
## Ebix, Inc.
## Annual Meeting of Stockholders — December 2, 2011
## Five Concourse Parkway — Suite 114
## Atlanta, GA 30328
## SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robin Raina and Robert F. Kerris, as proxy, with full power of substitution to represent and vote all of the stock of Ebix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time, on December 2, 2011 at Five Concourse Parkway, Suite 114, Atlanta, GA 30328, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if present, with respect to the matters on the reverse side of this proxy.

**Address Change/Comments**
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

**(Continued and to be marked, dated and signed, on the other side)**

09023